UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2007

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2007, Martek Biosciences Corporation ("Martek") and Abbott Nutrition ("Abbott") entered into a Supply Agreement (the "Agreement") made effective as of January 1, 2007. On October 8, 2007, Martek issued a press release announcing the entering into of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Agreement provides that Martek will serve as the exclusive worldwide supplier of docosahexaeonic acid (DHA) and arachidonic acid (ARA) for all Abbott infant formula products. The Agreement has a ten-year term that runs until January 1, 2017. In addition to customary termination provisions with respect to breaches, insolvency and infringement of intellectual property rights, Abbott may terminate the agreement as of January 1, 2012, provided that Abbott has given twelve months prior written notice. The Agreement amends the 2000 license agreement the parties had been operating under, and, except under certain limited circumstances, no additional royalties will accrue under that license agreement as long as the Agreement is in effect.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1

Press Release of Martek Biosciences Corporation dated October 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

October 9, 2007	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Martek Biosciences Corporation dated October 8, 2007